Exhibit 32

Certification of Senior Managing Director Pursuant to 18 U.S.C. 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period ended December 31, 2017 (the “Report”) of Kiewit Royalty Trust (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Wood A. Hull, a Senior Managing Director of U.S. Bank National Association, the trustee of the Trust, certify, to the best of my knowledge, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated this 30th day of March, 2018.	By:	/s/ Wood A. Hull
Wood A. Hull, Senior Managing Director
U.S. Bank National Association, as Trustee